UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2006

THE ELECTRIC NETWORK.COM INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-49891

(Commission File Number)

33-0860242

(IRS Employer Identification No.)

#1400-1500 West Georgia Street, Vancouver, British Columbia, V6G 2Z6

(Address of principal executive offices and Zip Code)

(604) 684-3027

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 15, 2006, we entered into a non-binding term sheet with Société d'Energie Solaire S.A. ("SES"), whereby we agreed to acquire all of the shares of SES in consideration of the issuance of shares which will equate to approximately 70% of our issued and outstanding shares at the consummation of the acquisition.

We have agreed to commence formal due diligence on SES and its business and must advise SES if we intend to proceed with the acquisition on or before June 15, 2006.

SES has agreed not to deal with any third party with respect to the sale of its business so long as we are proceeding with the acquisition.

SES is a 5-year old Swiss company that produces solar photovoltaic ("PV") modules from silicon cells purchased from third parties.

SES' proprietary products uniquely integrate architecture, commercially available high-performance modules, and solar tiles. SES services global market integrators and resellers as well as its own clientele and is positioned as one of the few manufacturers in Europe that produces customized PV modules that are larger than 3-square meters.

PV technology turns solar energy directly into useable energy without releasing carbon dioxide.

Item 9.01 Financial Statements and Exhibits.

A copy of the term sheet is included as an exhibit to this current report on Form 8-K pursuant to Item 601 of Regulation S-B:

99.1	Term Sheet with SES Société d'Energie Solaire S.A., dated May 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ELECTRIC NETWORK.COM INC.

/s/ John Veltheer

By: John Veltheer, President

May 16, 2006